Exhibit 1.1

[—] Ordinary Shares

EVOGENE LTD.

Ordinary Shares, Par Value NIS 0.02

UNDERWRITING AGREEMENT

[—], 2013

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

  New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Evogene Ltd., a company organized under the laws of the State of Israel (the “Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [—] ordinary shares, NIS 0.02 par value (“Securities”) of the Company (said Securities to be issued and sold by the Company being hereinafter called the “Firm Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [—] additional Securities (“Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-191315), including a related preliminary prospectus or prospectuses, covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Act”). At any particular time, the initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) under the Act and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information (in each case, as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a registration statement pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”) covering the registration of Offered Securities. At any particular time, this Rule 462(b) Registration Statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to

Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b) under the Act.

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C under the Act.

“Applicable Time” means [—]:00 [a/p]m (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Credit Suisse” means Credit Suisse Securities (USA) LLC.

“Deutsche Bank Securities” means Deutsche Bank Securities Inc.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Representatives” means Credit Suisse and Deutsche Bank Securities, as representatives of the several Underwriters.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (the “PCAOB” ) and, as applicable, the rules of the New York Stock Exchange, including any applicable phase-in periods specified by the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

Unless otherwise specified, a reference to a particular “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [—], 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Testing-the-Waters Communication that has been approved by the Company, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this paragraph does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Due organization and existence of the Company. The Company has been duly organized and is existing under the laws of the State of Israel, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing (where such concept is applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(g) Subsidiaries. Each subsidiary of the Company has been duly organized and is existing and in good standing, where such concept is applicable, under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (where such concept is applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and neither Evogene Inc. nor Leviev-Evogene Namibia (PTY) Ltd. has any assets or conducts any operations.

(h) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package as of the date indicated therein; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(i) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Registration Rights. Except as disclosed in the General Disclosure Package (if at all), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person (if any) to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(k) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(l) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court), including, without limitation, the Israel Securities Authority, is required to be obtained or made by or on behalf of the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except for (i) the obligation to file certain information following the Closing Date with the Investment Center of the Ministry of Economy of the State of Israel (the “Investment Center”) and the Office of the Chief Scientist in the Israeli Ministry of Economy (the “Chief Scientist”), (ii) the approval for listing on the Tel Aviv Stock Exchange (the “TASE”) of the Offered Securities and (iii) such as have been obtained, such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required under state securities laws and the securities laws of the State of Israel. Subject to the Underwriters’ compliance with their obligations under Section 6(b) hereof, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer and sale of the Offered Securities, except that the public filing of any registration statement or prospectus with the Commission in connection with the offering and any sale of the Offered Securities may also be reported on the electric distribution site of the Israel Securities Authority, known as MAGNA, by referring to the filing with the Commission of such registration statement or prospectus, as required by the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder.

(m) Title to Property. Except (i) as disclosed in the General Disclosure Package or (ii) those that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. The preceding sentence does not apply to any intellectual property rights, which are covered by the representations and warranties contained in Section 2(s) hereof.

(n) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, for purposes of clauses (ii) and (iii), any such lien, charge or encumbrance that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or in violation of any condition or requirement stipulated (i) by the instruments of approval granted to it by the Chief Scientist with respect to any research and development grants or benefits given to the Company by such office or (ii) with respect to any instrument of approval granted to it by the Investment Center with respect to benefits given to the Company, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “privileged enterprise status” and “preferred enterprise” status and to grants and benefits from the Chief Scientist was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company is in compliance in all material respects with the Israeli Companies Law and the Israeli Securities Law 5728-1968 as amended and the regulations promulgated thereunder (“Israeli Securities Law”).

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or be in compliance with any such Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(s) Possession of Intellectual Property. The Company and its subsidiaries own, have a license to, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of their businesses (which, for the avoidance of doubt, does not include the businesses of the Company’s partners or customers) as now conducted or as proposed in the General Disclosure Package to be conducted by them. Except as disclosed in the General Disclosure Package: (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries (other than Intellectual Property Rights licensed or granted by the Company to its collaboration partners and licensees); (ii) to the Company’s knowledge, there is no material infringement, misappropriation or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to its Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights of the Company or its subsidiaries; (v) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of any third party; (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation that is binding on the Company or its subsidiaries; (vii) the Company and its subsidiaries take commercially reasonable measures to maintain and protect the Intellectual Property Rights necessary or material to the conduct of their businesses as now conducted or as proposed in the General Disclosure Package to be conducted by them, including trade secrets contained therein, including by requiring all employees, officers and consultants of and to the Company and its subsidiaries to sign agreements or otherwise agree to keep proprietary information of the Company and its subsidiaries in confidence and not to use it except on behalf of the Company, and requiring all third parties having access to material Intellectual Property Rights to sign confidentiality and non-use agreements or otherwise agree in writing to adequately maintain the confidentiality and not to use such Intellectual Property Rights; and (viii) the Company and its subsidiaries have at all times complied in all material respects with applicable laws pertaining to data privacy, except in each case covered by clauses (i) – (viii) such as would not, if determined adversely to the Company or its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(t) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (i) has received written notice from any governmental authority agency or body claiming that it is in, and neither the Company nor any of its subsidiaries is in, violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) to the Company’s knowledge, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Taxation and Government Programs”, “Business”, “Management”, “Description of Share Capital”, “Certain Relationships and Related Party Transactions”, “Enforcement of Civil Liabilities” and the corresponding risk factor that begins with the words “It may be difficult to enforce a U.S. judgment against us…” and Part II, Item 6 of the Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. In addition, the Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(w) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Testing-the-Waters Communication are based on or derived from sources that the Company believes to be reliable and accurate.

(x) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company is in compliance in all material respects with Sarbanes-Oxley and all Exchange Rules, solely to the extent applicable to the Company. The Company maintains a system of internal controls, including disclosure controls and procedures (collectively, “Internal Controls”) that comply in all material respects with the applicable Securities Laws in accordance with the required timing for compliance under the Securities Laws and have been designed by or under the supervision of its chief executive officer and chief financial officer (as and when required) to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with applicable Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(y) [Reserved.]

(z) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(aa) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with IFRS applied on a consistent basis and the schedules, if any, included in each Registration Statement present fairly in all material respects the information required to be stated therein.

(bb) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries

(cc) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(dd) [Reserved.]

(ee) PFIC Status. Subject to the qualifications and assumptions set forth in the General Disclosure Package and the Prospectus, and based on certain estimates of its gross income and value of its gross assets, the nature of its business and its market capitalization, the Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ending December 31, 2013.

(ff) [Reserved.]

(gg) Taxes. The Company and its subsidiaries have filed all material federal, state, local and non-U.S. tax returns that are required to be filed by them or have requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect; and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, if not so paid, reasonably be expected to have a Material Adverse Effect. Assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence, the existence of a permanent establishment in Israel or any substantial activity of such Underwriter in Israel, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision thereof or therein with respect to the sale and delivery by the Underwriters of the Securities as contemplated in this Agreement.

(hh) Insurance. Except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries have or carry insurance against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(ii) No Unlawful Payments. None of the Company, its subsidiaries, its controlled affiliates nor any of their respective officers or directors nor, to the Company’s knowledge, any of their respective employees or agents or other persons associated with or acting on behalf of the Company or any of its subsidiaries has (a) violated, and the Company and its subsidiaries intend to, as of the First Closing Date, institute and maintain policies and procedures designed to ensure continued compliance with, anti-bribery laws to which they are subject, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, including Section 291A of the Israel Penal Law, 5733-1973 and the rules and regulations thereunder; or (b) (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970, Israel Prohibition on Money Laundering Law, 5760-2000 and Prohibition on Money Laundering Order, 5761-2001, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering

Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(kk) OFAC. None of the Company, its subsidiaries, its controlled affiliates nor any of their respective officers or directors nor, to the Company’s knowledge, any of their respective employees or agents or other persons associated with or acting on behalf of the Company or any of its subsidiaries, (a) has violated, nor shall the Company’s participation in the offering violate, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with all applicable laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (b) is an individual or entity (“Person”) currently the subject or target of any Sanctions; the Company is not located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ll) Regulatory Filings. The Company and its subsidiaries have filed with applicable regulatory authorities all statements, reports, information or forms required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, all such filings were in compliance with applicable laws when filed and, to the Company’s knowledge, no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing, except for any such failures to be in compliance or deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) No Restrictions on Payments by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(nn) Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(oo) Use of Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; provided, however, that no such undertaking may be made without the Company’s prior consent. The Company has not distributed any Testing-the-Waters Communications.

(pp) Independent Accountant. Kost Forer Gabay & Kasierer, a member firm of Ernst & Young Global, who have certified certain financial statements of the Company and its consolidated subsidiaries, and delivered their report with respect to the audited consolidated financial statements and schedules included in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to each of the Company and such subsidiaries within the meaning of the Act, the applicable published rules and regulations thereunder and the rules of the PCAOB.

(qq) Agent for Service of Process. The Company has validly and irrevocably appointed [—] as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(rr) Foreign Private Issuer. The Company qualifies as a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ss) No Immunity. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(tt) Industrial Company. The Company qualified as an “Industrial Company” within the definition of the Law for the Encouragement of Industry (Taxes), 5729-1969 in each of the last five years; and absent a change in such law, the Company intends to continue to so qualify for 2013.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[—] per Security, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at [—] A.M., New York time, on [—], 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of

Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives, at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the second succeeding sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the

Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain promptly the withdrawal thereof.

(c) (A) Continued Compliance with Securities Laws; Registration Statement and Final Prospectus. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(B) Continued Compliance with Securities Laws; Testing-the-Waters Communications. If at any time following the distribution of any Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), or any successor system, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters, such fees and expenses of counsel, together with the fees and expenses of counsel to the Underwriters relating to the review by FINRA of the Offered Securities, not to exceed $30,000) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and, to the extent applicable, the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review, such fees and expenses of counsel, together with the fees and expenses of counsel to the Underwriters relating to the qualification of the Offered Securities for sale and determination of their eligibility for investment, not to exceed $30,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including 50% of the costs and expenses related to the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding the foregoing, each of the several Underwriters will pay its own costs and expenses relating to any such investor presentations or “road show” and the several Underwriters will pay 50% of the costs and expenses related to the chartering of airplanes in connection with any such investor presentations or “road show.”

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that is reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) Taxes. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(m) Restriction on Sale of Securities. (A) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities or (iv) except in the case of a registration statement on Form S-8, file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse and Deutsche Bank Securities, except that the Company may (1) issue and sell the Securities to be sold hereunder, (2) issue Lock-Up Securities in an aggregate amount not to exceed 5% of the Company’s outstanding capital stock immediately following the completion of the offering of Offered Securities contemplated herein in connection with the acquisition by the Company of the securities, business, property or assets of another person or entity or in connection with strategic partnership transactions; provided that each person to whom Lock-Up Securities are issued agrees, prior to such transfer, to be bound in writing by the terms of an agreement substantially similar to those referenced in Section 7(i) hereof, (3) issue Lock-Up Securities pursuant to the terms of any employee share option plan, share ownership plan or dividend reinvestment plan in effect on the date hereof, or (4) issue Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(B) Agreement to announce lock-up waiver. If Credit Suisse and Deutsche Bank Securities, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to qualify as an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(m) hereof.

(o) Listing of Securities. The Company will use its commercially reasonable efforts to have the Offered Securities accepted for listing on the New York Stock Exchange and maintain the listing of the Offered Securities on the New York Stock Exchange.

6. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse and Deutsche Bank Securities, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse and Deutsche Bank Securities, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse and Deutsche Bank Securities is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b) Each Underwriter hereby represents and agrees with the Company that it will not offer any Shares to offerees in Israel, other than to investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”); provided further that as a prerequisite to sale of Shares by the Underwriters to such Israeli investors, each of them shall be required to submit written confirmation to the Underwriters and the Company that such investor (a) falls within the scope of the Addendum; and (b) is acquiring the Shares being offered to it for investment for its own account or, if applicable, for investment for clients who are institutional investors and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S., or Israel or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market or the TASE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Israeli authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or Israel or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Israel, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of U.S. Counsel for Company. The Representatives shall have received an opinion and negative assurance letter, dated such Closing Date, of White & Case LLP, U.S. counsel for the Company, substantially in the form of Schedules D and E.

(e) Opinion of Israeli Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Meitar Liquornik Geva Leshem Tal, Israeli counsel for the Company, substantially in the form of Schedule F and an opinion, dated such Closing Date, of Ehrlich & Fenster, intellectual property counsel for the Company, substantially in the form of Schedule G.

(f) Opinion of U.S. Counsel for Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Opinion of Israeli Counsel for Underwriters. The Representatives shall have received from Goldfarb Seligman & Co., Israeli counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. The Representatives shall have received a certificate, dated as of such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company, Monsanto Company, Bayer AG and GlenRock Israel, Ltd.

(j) Opinion of Legal Advisor of the Company. The Representatives shall have received an opinion, dated such Closing Date, of Inbal Israeli-Gaffa, legal advisor of the Company, substantially in the form of Schedule H.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [fourth] paragraph under the caption “Underwriting”, and the information contained in the [twelfth] paragraph and in the last sentence of the [thirteenth] paragraph under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses or otherwise) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street,

36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 13 Gad Feinstein Street, Park Rehovot P.O.B 2100, Rehovot 76121, Israel Attention: Sigal Fattal, Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives, jointly or by Credit Suisse, will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby agrees that the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York shall have sole and exclusive jurisdiction over any suit or proceeding against the Underwriters arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints [—], as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

EVOGENE LTD.

By
[Insert title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By	DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Oppenheimer & Co. Inc.
Piper Jaffray & Co.

Total

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [—]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

2. [—]

SCHEDULE C

[Form of E&Y Comfort Letter]

[To Come]

SCHEDULE D

[Form of Opinion of White & Case LLP]

[To Come]

SCHEDULE E

[Form of Negative Assurance Letter of White & Case LLP]

[To Come]

SCHEDULE F

[Form of Opinion of Meitar Liquornik Geva Leshem Tal]

[To Come]

SCHEDULE G

[Form of Opinion of Ehrlich & Fenster]

[To Come]

SCHEDULE H

[Form of Opinion of Inbal Israeli-Gaffa]

[To Come]

Exhibit A

[Form of Press Release]

Evogene Ltd.

[Date]

Evogene Ltd. (the “Company”) announced today that Credit Suisse and Deutsche Bank Securities, the lead book-running managers in the Company’s recent public sale of [—] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to [—] of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.